Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated February 12, 1999, accompanying the consolidated financial statements included in the Annual Report of CCP Holding Company on Form 10-KSB for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of CCF Holding Company on Form S-8.

                                        Porter Keadle Moore, LLP
                                        /s/Porter Keadle Moore, LLP

Atlanta, Georgia
March 26, 1999